CONFORMED COPY

                    AMENDMENT No. 1, dated as of
               November 17, 1998 (this "Amendment"), to the
               Credit Agreement dated as of April 22, 1998
               (the "Credit Agreement"), among Phillips-Van
               Heusen Corporation, a Delaware corporation
               (the "Borrower"), the lenders party thereto
               (the "Lenders"), The Chase Manhattan Bank, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent"), and Citicorp USA, Inc., as documentation agent (in such capacity, the "Documentation Agent").

          A. Pursuant to the Credit Agreement, the Lenders and the Issuing Bank have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

          B.  The Borrower has requested that the Required
Lenders agree to amend certain provisions of the Credit
Agreement as provided herein.

          C. The Required Lenders are willing so to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

          D. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.  Amendment.  (a) Section 5.03(b) of the
Credit Agreement is hereby amended by inserting immediately after the words "containing a description of the Collateral" in the ninth line therein, the words "that have been reasonably required by the Collateral Agent".

          (b) Section 6.13 (Leverage Ratio) of the Credit
Agreement is hereby amended by deleting the second through fourth lines of the table set forth therein and substituting therefor the following:


          Period                                  Ratio

     November 1, 1998 --                     4.75 to 1.00
     October 31, 1999


     November 1, 1999 --                     4.00 to 1.00
     October 31, 2000


     November 1, 2000 --                     3.25 to 1.00
     October 31, 2001


          (c) Section 6.14 (Consolidated Net Interest
Expense Coverage Ratio) of the Credit Agreement is hereby amended by deleting the second through fourth lines of the table set forth therein and substituting therefor the following:


          Period                                  Ratio

     November 1, 1998 --                     2.50 to 1.00
     October 31, 1999


     November 1, 1999 --                     2.75 to 1.00
     October 31, 2000


     November 1, 2000 --                     3.50 to 1.00
     October 31, 2001


               SECTION 2. Representations and Warranties.
     The Borrower represents and warrants to the Administrative Agent, to the Issuing Bank and to each of the Lenders that:

          (a) This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

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
          (b)  Before and after giving effect to this
     Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.


          (c)  Before and after giving effect to this
     Amendment, no Event of Default or Default has occurred and is continuing.

          SECTION 3.  Conditions to Effectiveness.  This
Amendment shall become effective as of the date first above written when the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required
Lenders.

          SECTION 4.  Credit Agreement.  Except as
specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.
After the date hereof, any reference to the Credit
Agreement shall mean the Credit Agreement as amended hereby.

          SECTION 5.  Loan Document.  This Amendment shall
be a Loan Document for all purposes.

          SECTION 6.  Applicable Law.  THIS AMENDMENT SHALL
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW YORK.

          SECTION 7.  Counterparts.  This Amendment may be
executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 8.  Expenses.  The Borrower agrees to
reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.








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
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                         PHILLIPS-VAN HEUSEN CORPORATION,

                           by
                               /s/ Pamela N. Hootkin
                             Name: Pamela N. Hootkin
                             Title: V.P. Treas & Secty


                         THE CHASE MANHATTAN BANK,
                         individually and as Administrative
                         Agent and Collateral Agent,

                           by
                               /s/ Barry K. Bergman
                             Name: Barry K. Bergman
                             Title: Vice President


                         CITICORP USA, INC., individually
                         and as Documentation Agent,

                           by
                               /s/ Allen Fisher
                             Name: Allen Fisher
                             Title: Managing Director














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
                                           SIGNATURE PAGE TO
                                AMENDMENT NO. 1, DATED AS OF
                                           November 17, 1998





 To Approve the Amendment:




 Name of Institution    Nationsbank, N.A.

                    by

                        /s/ Leesa C. Sluder
                       Name: Leesa C. Sluder
                       Title: Senior Vice President







 To Approve the Amendment:




 Name of Institution    PNC Bank, National Association

                    by

                        /s/ Donald V. Davis
                       Name: Donald V. Davis
                       Title: Vice President









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
                                           SIGNATURE PAGE TO
                                AMENDMENT NO. 1, DATED AS OF
                                           November 17, 1998





 To Approve the Amendment:




 Name of Institution    Fleet Bank, N.A.

                    by

                        /s/ Stephen M. Leavenworth
                       Name: Stephen M. Leavenworth
                       Title: Vice President







 To Approve the Amendment:




 Name of Institution    Bank Leumi USA

                    by

                        /s/ John Koenigsberg
                       Name: John Koenigsberg
                       Title: Vice President

                     by

                         /s/ Richard Silverstein
                       Name: Richard Silverstein
                       Title: Vice President

                                           SIGNATURE PAGE TO
                                AMENDMENT NO. 1, DATED AS OF
                                           November 17, 1998





 To Approve the Amendment:




 Name of Institution    Union Bank of California, N.A.

                    by

                        /s/ Terry Rocha
                       Name: Terry Rocha
                       Title: Vice President







 To Approve the Amendment:




Name of Institution DG Bank Deutsche Genossenschaftsbank AG

                    by

                        /s/ Linda J. O'Connell
                       Name: Linda J. O'Connell
                       Title: Vice President

                     by

                         /s/ Ya-Roo Yang
                       Name: Ya-Roo Yang
                       Title: Assistant Treasurer




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
                                           SIGNATURE PAGE TO
                                AMENDMENT NO. 1, DATED AS OF
                                           November 17, 1998





 To Approve the Amendment:




 Name of Institution    The Bank of New York

                    by

                        /s/ Joanne M. Collett
                       Name: Joanne M. Collett
                       Title: Vice President







 To Approve the Amendment:




 Name of Institution    BankBoston N.A.

                    by

                        /s/ Susan L. Pardus-Galland
                       Name: Susan L. Pardus-Galland
                       Title: Vice President




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